Redfin Reports Second Quarter 2024 Financial Results

SEATTLE - August 6, 2024 - Redfin Corporation (NASDAQ: RDFN) today announced results for its second quarter ended June 30, 2024.

Second Quarter 2024
Second quarter revenue was $295.2 million, an increase of 7% compared to the second quarter of 2023. Gross profit was $109.6 million, an increase of 9% year-over-year. Real estate services gross profit was $53.7 million, a decrease of 4% year-over-year, and real estate services gross margin was 29%, compared to 31% in the second quarter of 2023.

Net loss was $27.9 million, compared to a net loss of $27.4 million in the second quarter of 2023. Net loss attributable to common stock was $28.1 million. Net loss per share attributable to common stock, diluted, was $0.23, compared to net loss per share, diluted, of $0.25 in the second quarter of 2023.

Adjusted EBITDA was flat, up from an adjusted EBITDA loss of $6.9 million in the second quarter of 2023.

“In a still-declining market, Redfin grew revenues, profits and market-share,” said Redfin CEO Glenn Kelman. “The restructuring of our brokerage sales force, and the integration of Rent and Redfin operations, cap a series of seismic changes to increase Redfin’s profitability: we had already abandoned our own loan-origination system in 2022. In 2023, we closed our iBuying business, RedfinNow, and invested in digital businesses that immediately began contributing significant profits. Our adjusted EBITDA should be about break-even this year, and we plan to be significantly profitable in the years ahead.”

Second Quarter Highlights
•Second quarter market share was 0.77% of U.S. existing home sales by units, compared to 0.75% in the second quarter of 2023.
•Redfin’s mobile apps and website reached nearly 52 million average monthly users, compared to 52 million the second quarter of 2023.
•Achieved a 28% mortgage attach rate in the second quarter of 2024, up 4 points from the second quarter of 2023.1
•Sequential step-up in loyalty sales, with 37% of sales coming from loyalty customers compared to 34% in the first quarter of 2024.
•Announced our Redfin Next agent pay plan will expand to 25 additional markets in August, bringing the program to markets accounting for approximately 74% of brokerage revenues. To date, Redfin has signed more than 200 top producing agents to join the brokerage under Redfin Next.
•Launched Redfin Redesign for homeowners, helping those who have claimed their home on Redfin use AI to redesign their spaces. We also partnered with five additional MLSs to make Redfin Redesign available for more than 240,000 for-sale listings.
•Launched products to help property managers connect with renters:

◦Self-service rental tools on Redfin.com that allow homeowners, investors, property managers and agents to list properties for rent on Redfin.
◦Rent.com photo optimization feature that uses machine learning to arrange rental listing photos to drive the most renter engagement.

(1) Attach rate reflects total closed loans for Redfin buy-side customers divided by Redfin buy-side transactions with a mortgage (excluding cash transactions) for the period. We previously reported only the inclusive attach rate (includes cash transactions in the denominator), which was 22% in the second quarter of 2024, compared to 19% in the second quarter of 2023.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of August 6, 2024, and are subject to substantial uncertainty.

For the third quarter of 2024 we expect:
•Total revenue between $273 million and $285 million, representing a year-over-year growth between 1% and 6% compared to the third quarter of 2023. Included within total revenue are real estate services revenue between $171 million and $179 million, rentals revenue between $50 million and $51 million, mortgage revenue between $36 million and $39 million and other revenue between $15 million and $16 million.
•Total net loss is expected to be between $30 million and $22 million, compared to net loss of $19 million in the third quarter of 2023. This guidance includes approximately $29 million in total marketing expenses, $18 million of stock-based compensation, $9 million in depreciation and amortization, and $6 million in net interest expense. Adjusted EBITDA is expected to be between $4 million and $12 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2023, as supplemented by our quarterly report for the quarter ended March 31, 2024, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three and six months ended June 30, 2024 and 2023 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can have our renovations crew fix it up to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.6 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally
ir@redfin.com

Public Relations
Mariam Sughayer
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$201,812	$149,759
Restricted cash	756	1,241
Short-term investments	—	41,952
Accounts receivable, net of allowances for credit losses of $4,677 and $3,234	75,522	51,738
Loans held for sale	208,460	159,587
Prepaid expenses	28,002	33,296
Other current assets	9,872	7,472
Total current assets	524,424	445,045
Property and equipment, net	45,303	46,431
Right-of-use assets, net	28,389	31,763
Mortgage servicing rights, at fair value	2,695	32,171
Long-term investments	—	3,149
Goodwill	461,349	461,349
Intangible assets, net	108,832	123,284
Other assets, noncurrent	10,492	10,456
Total assets	$1,181,484	$1,153,648
Liabilities, mezzanine equity, and stockholders' (deficit) equity
Current liabilities
Accounts payable	$11,612	$10,507
Accrued and other liabilities	125,082	90,360
Warehouse credit facilities	202,559	151,964
Lease liabilities	14,123	15,609
Total current liabilities	353,376	268,440
Lease liabilities, noncurrent	25,193	29,084
Convertible senior notes, net, noncurrent	571,077	688,737
Term loan	243,961	124,416
Deferred tax liabilities	642	264
Total liabilities	1,194,249	1,110,941
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	39,981	39,959
Stockholders’ (deficit) equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 121,743,620 and 117,372,171 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	122	117
Additional paid-in capital	865,263	826,146
Accumulated other comprehensive loss	(144)	(182)
Accumulated deficit	(917,987)	(823,333)
Total stockholders’ (deficit) equity	(52,746)	2,748
Total liabilities, mezzanine equity, and stockholders’ (deficit) equity	$1,181,484	$1,153,648

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$295,203	$275,556	$520,682	$489,639
Cost of revenue(1)	185,617	175,366	340,284	331,311
Gross profit	109,586	100,190	180,398	158,328
Operating expenses
Technology and development(1)	42,215	47,141	88,644	94,804
Marketing(1)	40,260	33,033	65,138	73,436
General and administrative(1)	54,705	61,765	122,578	131,204
Restructuring and reorganization	1,334	6,106	2,223	7,159
Total operating expenses	138,514	148,045	278,583	306,603
Loss from continuing operations	(28,928)	(47,855)	(98,185)	(148,275)
Interest income	1,461	2,704	3,293	6,110
Interest expense	(6,086)	(1,766)	(10,960)	(3,688)
Income tax expense	(559)	(233)	(387)	(643)
Gain on extinguishment of convertible senior notes	6,314	20,083	12,000	62,353
Other expense, net	(82)	(145)	(415)	(379)
Net loss from continuing operations	(27,880)	(27,212)	(94,654)	(84,522)
Net loss from discontinued operations	—	(146)	—	(3,634)
Net loss	$(27,880)	$(27,358)	$(94,654)	$(88,156)

Dividends on convertible preferred stock	(191)	(297)	(424)	(523)

Net loss from continuing operations attributable to common stock—basic and diluted	$(28,071)	$(27,509)	$(95,078)	$(85,045)
Net loss attributable to common stock—basic and diluted	$(28,071)	$(27,655)	$(95,078)	$(88,679)

Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.23)	$(0.25)	$(0.80)	$(0.77)
Net loss attributable to common stock per share—basic and diluted	$(0.23)	$(0.25)	$(0.80)	$(0.80)

Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	120,393,897	111,678,417	119,379,082	110,895,358

Net loss	$(27,880)	$(27,358)	$(94,654)	$(88,156)
Other comprehensive income (loss)
Foreign currency translation adjustments	1	—	(2)	(58)
Unrealized (loss) gain on available-for-sale debt securities	—	(17)	40	407
Comprehensive loss	$(27,879)	$(27,375)	$(94,616)	$(87,807)

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$3,045	$3,001	$5,784	$7,136
Technology and development	8,718	8,241	16,957	16,368
Marketing	1,349	1,254	2,780	2,499
General and administrative	5,119	5,025	10,119	10,345
Total	$18,231	$17,521	$35,640	$36,348

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(94,654)	$(88,156)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,855	34,146
Stock-based compensation	35,640	36,582
Amortization of debt discount and issuance costs	1,372	2,029
Non-cash lease expense	6,164	9,578
Impairment costs	—	113
Net gain on IRLCs, forward sales commitments, and loans held for sale	(2,196)	(4,565)
Change in fair value of mortgage servicing rights, net	(944)	599
Gain on extinguishment of convertible senior notes	(12,000)	(62,353)
Other	380	(1,794)
Change in assets and liabilities:
Accounts receivable, net	(23,928)	(14,069)
Inventory	—	114,232
Prepaid expenses and other assets	2,100	8,868
Accounts payable	1,135	2,812
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	35,360	(4,522)
Lease liabilities	(8,116)	(10,790)
Origination of mortgage servicing rights	(84)	(579)
Proceeds from sale of mortgage servicing rights	30,503	738
Origination of loans held for sale	(1,989,240)	(1,922,690)
Proceeds from sale of loans originated as held for sale	1,940,725	1,888,706
Net cash used in operating activities	(53,928)	(11,115)
Investing activities
Purchases of property and equipment	(6,795)	(6,213)
Purchases of investments	—	(76,866)
Sales of investments	39,225	65,099
Maturities of investments	6,395	59,383
Net cash provided by investing activities	38,825	41,403
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	2,158	5,665
Tax payments related to net share settlements on restricted stock units	(940)	(11,096)
Borrowings from warehouse credit facilities	1,987,822	1,920,487
Repayments to warehouse credit facilities	(1,937,227)	(1,883,196)
Principal payments under finance lease obligations	(46)	(53)
Repurchases of convertible senior notes	(106,953)	(183,019)
Repayment of term loan principal	(938)	—
Payments of debt issuance costs	(2,203)	—
Proceeds from term loan	125,000	—
Net cash provided by (used in) financing activities	66,673	(151,212)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2)	(58)
Net change in cash, cash equivalents, and restricted cash	51,568	(120,982)
Cash, cash equivalents, and restricted cash:
Beginning of period	151,000	242,246
End of period	$202,568	$121,264

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Monthly average visitors (in thousands)	51,619	48,803	43,861	51,309	52,308	50,440	43,847	50,785
Real estate services transactions
Brokerage	14,178	10,039	10,152	13,075	13,716	10,301	12,743	18,245
Partner	3,395	2,691	3,186	4,351	3,952	3,187	2,742	3,507
Total	17,573	12,730	13,338	17,426	17,668	13,488	15,485	21,752
Real estate services revenue per transaction
Brokerage	$12,545	$12,433	$12,248	$12,704	$12,376	$11,556	$10,914	$11,103
Partner	2,859	2,367	2,684	2,677	2,756	2,592	2,611	2,556
Aggregate	10,674	10,305	9,963	10,200	10,224	9,438	9,444	9,725
U.S. market share by units	0.77%	0.77%	0.72%	0.78%	0.75%	0.79%	0.76%	0.80%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	56%	55%	55%	56%	55%	53%	57%	58%
Average number of lead agents	1,719	1,658	1,692	1,744	1,792	1,876	2,022	2,293
Mortgage originations by dollars (in millions)	$1,338	$969	$885	$1,110	$1,282	$991	$1,036	$1,557
Mortgage originations by units (in ones)	3,192	2,365	2,293	2,786	3,131	2,444	2,631	3,720

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended June 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue	$187,569	$50,927	$40,179	$16,528	$—	$295,203
Cost of revenue	133,863	11,630	32,528	7,596	—	185,617
Gross profit	53,706	39,297	7,651	8,932	—	109,586
Operating expenses
Technology and development	28,920	10,417	700	965	1,213	42,215
Marketing	23,855	15,749	648	8	—	40,260
General and administrative	19,140	20,242	6,519	910	7,894	54,705
Restructuring and reorganization	—	—	—	—	1,334	1,334
Total operating expenses	71,915	46,408	7,867	1,883	10,441	138,514
(Loss) income from continuing operations	(18,209)	(7,111)	(216)	7,049	(10,441)	(28,928)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	14	(42)	1	180	895	1,048
Net (loss) income from continuing operations	$(18,195)	$(7,153)	$(215)	$7,229	$(9,546)	$(27,880)

	Three Months Ended June 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(18,195)	$(7,153)	$(215)	$7,229	$(9,546)	$(27,880)
Interest income(1)	(14)	(51)	(2,990)	(180)	(1,217)	(4,452)
Interest expense(2)	—	—	2,953	—	6,084	9,037
Income tax expense	—	38	—	—	521	559
Depreciation and amortization	3,116	4,972	920	242	207	9,457
Stock-based compensation(3)	11,525	3,125	476	600	2,505	18,231
Restructuring and reorganization(4)	—	—	—	—	1,334	1,334
Gain on extinguishment of convertible senior notes	—	—	—	—	(6,314)	(6,314)
Adjusted EBITDA	$(3,568)	$931	$1,144	$7,891	$(6,426)	$(28)
(1) Interest income includes $3.0 million of interest income related to originated mortgage loans for the three months ended June 30, 2024.
(2) Interest expense includes $3.0 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.

	Three Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue(1)	$180,641	$45,356	$38,426	$11,133	$—	$275,556
Cost of revenue	124,447	10,427	34,266	6,226	—	175,366
Gross profit	56,194	34,929	4,160	4,907	—	100,190
Operating expenses
Technology and development	28,044	16,304	734	1,118	941	47,141
Marketing	16,004	15,938	1,054	16	21	33,033
General and administrative	20,961	25,305	6,724	1,044	7,731	61,765
Restructuring and reorganization	—	—	—	—	6,106	6,106
Total operating expenses	65,009	57,547	8,512	2,178	14,799	148,045
(Loss) income from continuing operations	(8,815)	(22,618)	(4,352)	2,729	(14,799)	(47,855)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	28	(91)	153	20,553	20,643
Net (loss) income from continuing operations	$(8,815)	$(22,590)	$(4,443)	$2,882	$5,754	$(27,212)
(1) Included in revenue is $0.1 million from providing services to our discontinued properties segment.

	Three Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(8,815)	$(22,590)	$(4,443)	$2,882	$5,754	$(27,212)
Interest income(1)	—	(77)	(3,686)	(153)	(2,467)	(6,383)
Interest expense(2)	—	—	3,990	—	1,766	5,756
Income tax expense	—	43	83	—	107	233
Depreciation and amortization	5,264	10,235	994	307	329	17,129
Stock-based compensation(3)	12,297	3,709	823	561	131	17,521
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	6,106	6,106
Gain on extinguishment of convertible senior notes	—	—	—	—	(20,083)	(20,083)
Adjusted EBITDA	$8,746	$(8,680)	$(2,239)	$3,597	$(8,349)	$(6,925)
(1) Interest income includes $3.7 million of interest income related to originated mortgage loans for the three months ended June 30, 2023.
(2) Interest expense includes $4.0 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2023.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.

	Six Months Ended June 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue	$318,749	$100,445	$73,998	$27,490	$—	$520,682
Cost of revenue	244,777	23,087	58,432	13,988	—	340,284
Gross profit	73,972	77,358	15,566	13,502	—	180,398
Operating expenses
Technology and development	57,427	25,929	1,356	1,797	2,135	88,644
Marketing	35,032	28,537	1,554	15	—	65,138
General and administrative	38,915	42,720	13,202	2,064	25,677	122,578
Restructuring and reorganization	—	—	—	—	2,223	2,223
Total operating expenses	131,374	97,186	16,112	3,876	30,035	278,583
(Loss) income from continuing operations	(57,402)	(19,828)	(546)	9,626	(30,035)	(98,185)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	(32)	(35)	4	424	3,170	3,531
Net (loss) income from continuing operations	$(57,434)	$(19,863)	$(542)	$10,050	$(26,865)	$(94,654)

	Six Months Ended June 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(57,434)	$(19,863)	$(542)	$10,050	$(26,865)	$(94,654)
Interest income(1)	(30)	(122)	(5,024)	(424)	(2,718)	(8,318)
Interest expense(2)	—	—	5,038	—	10,957	15,995
Income tax expense	—	98	—	—	289	387
Depreciation and amortization	6,300	14,811	1,884	440	420	23,855
Stock-based compensation(3)	22,913	6,463	752	1,100	4,412	35,640
Restructuring and reorganization(4)	—	—	—	—	2,223	2,223
Gain on extinguishment of convertible senior notes	—	—	—	—	(12,000)	(12,000)
Legal contingencies(5)	—	—	—	—	9,250	9,250
Adjusted EBITDA	$(28,251)	$1,387	$2,108	$11,166	$(14,032)	$(27,622)
(1) Interest income includes $5.0 million of interest income related to originated mortgage loans for the six months ended June 30, 2024.
(2) Interest expense includes $5.0 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(5) Legal contingencies includes expenses related to material contingent liabilities resulting from litigation or other legal proceedings.

	Six Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue(1)	$307,937	$88,226	$74,915	$18,561	$—	$489,639
Cost of revenue	235,941	20,192	63,479	11,699	—	331,311
Gross profit	71,996	68,034	11,436	6,862	—	158,328
Operating expenses
Technology and development	56,939	32,268	1,377	2,342	1,878	94,804
Marketing	41,064	30,264	2,034	26	48	73,436
General and administrative	40,579	51,607	13,653	2,097	23,268	131,204
Restructuring and reorganization	—	—	—	—	7,159	7,159
Total operating expenses	138,582	114,139	17,064	4,465	32,353	306,603
(Loss) income from continuing operations	(66,586)	(46,105)	(5,628)	2,397	(32,353)	(148,275)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	73	(151)	268	63,563	63,753
Net (loss) income from continuing operations	$(66,586)	$(46,032)	$(5,779)	$2,665	$31,210	$(84,522)
(1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Six Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(66,586)	$(46,032)	$(5,779)	$2,665	$31,210	$(84,522)
Interest income(1)	—	(157)	(6,176)	(268)	(5,668)	(12,269)
Interest expense(2)	—	—	6,605	—	3,687	10,292
Income tax expense	—	86	151	—	406	643
Depreciation and amortization	9,696	20,387	1,982	523	1,432	34,020
Stock-based compensation(3)	21,890	7,325	2,081	1,122	3,930	36,348
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	7,159	7,159
Impairment(6)	—	—	—	—	113	113
Gain on extinguishment of convertible senior notes	—	—	—	—	(62,353)	(62,353)
Adjusted EBITDA	$(35,000)	$(18,391)	$(1,136)	$4,042	$(20,076)	$(70,561)
(1) Interest income includes $6.2 million of interest income related to originated mortgage loans for the six months ended June 30, 2023.
(2) Interest expense includes $6.6 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2023.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three months ending September 30, 2024
	Low	High
Net loss	(30)	(22)
Net interest expense	6	6
Depreciation and amortization	9	9
Stock-based compensation	18	18
Adjusted EBITDA	4	12
Note: Figures may not sum due to rounding.